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                                                                   EXHIBIT 23.6

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 registration statement of our report dated September 10, 1996 relating to the financial statements of WJLB/WMXD, Detroit included in Evergreen Media Corporation's Form 8-K dated September 20, 1996 and to all references to our Firm, included in this registration statement for Evergreen Media Corporation dated September 20, 1996.

                                          Arthur Andersen LLP

Chicago, Illinois,
September 20, 1996